                                                                    EXHIBIT 99.1


================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           -------------------------

                                    FORM 11-K
            ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                    For the fiscal year ended March 31, 1998
                          Commission File Number 1-6903

                           -------------------------



          PROFIT SHARING PLAN FOR EMPLOYEES OF TRINITY INDUSTRIES, INC.
                             AND CERTAIN AFFILIATES
                            (Full Title of the plan)



                            TRINITY INDUSTRIES, INC.
          (Name of issuer of the securities held pursuant to the plan)


        Delaware                                           75-0225040
(State of Incorporation)                    (I.R.S. Employer Identification No.)


  2525 Stemmons Freeway Dallas, Texas                       75207-2401
(Address of principal executive offices)                    (Zip Code)


Issuer's telephone number, including area code (214) 631-4420

================================================================================

          Profit Sharing Plan for Employees of Trinity Industries, Inc.
                             and Certain Affiliates
                       Index to Annual Report on Form 11-K

    (a)  Financial Statements



                         Description                            Page
         ------------------------------------------------       ----
         Report of Independent Auditors . . . . . . . . . .       4

         Statements of Financial Condition, With Fund
         Information as of March 31, 1998 and 1997. . . . .     5 - 6

         Statements of Income and Changes in Plan Equity,
         With Fund Information for the Years Ended
             March 31, 1998, 1997 and 1996. . . . . . . . .     7 - 9

         Notes to Financial Statements. . . . . . . . . . .       10


    (b)  Exhibits



         Number                   Title                     Page
         ------       ---------------------------------     ----
           23         Consent of independent auditors         23

         Line-27 a    Schedule of Assets Held for
                         Investment Purposes                24-25

         Line-27 d    Schedule of Reportable
                         Transactions                         26

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the trustees have duly caused this Annual Report to be signed by the undersigned thereunto duly authorized.



Profit Sharing Plan for Employees of Trinity Industries, Inc. and Certain Affiliates



/s/ John M. Lee
------------------------
    John M. Lee
    Vice President
    June 25, 1998

                         Report of Independent Auditors

The Board of Directors
Trinity Industries, Inc.

We have audited the accompanying statements of financial condition of the Profit Sharing Plan for Employees of Trinity Industries, Inc. and Certain Affiliates (the "Plan") as of March 31, 1998 and 1997, and the related statements of income and changes in Plan equity for each of the three years in the period ended March 31, 1998. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial condition of the Plan at March 31, 1998 and 1997, and the income and changes in Plan equity for each of the three years in the period ended March 31, 1998, in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The accompanying supplemental schedules of assets held for investment purposes as of March 31, 1998, and reportable transactions for the year then ended, are presented for purposes of complying with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974, and are not a required part of the basic financial statements. The fund information in the statements of financial condition and the statements of income and changes in Plan equity is presented for purposes of additional analysis rather than to present the financial condition and income and changes in plan equity of each fund. The supplemental schedules and fund information have been subjected to the auditing procedures applied in our audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

Dallas, Texas                                      ERNST & YOUNG LLP
June 12, 1998

                        Profit Sharing Plan for Employees
               of Trinity Industries, Inc. and Certain Affiliates
             Statement of Financial Condition, With Fund Information
                                 March 31, 1998




                                                                                 Putnam Mutual Funds
                                                                       -------------------------------------------
                                                         Guaranteed                     U. S. Govt.
                                             Stock       Investment       Growth &        Income
Assets                                      Account        Account         Income         Trust          Voyager
                                          ------------   ------------   ------------   ------------   ------------
Cash and short-term
  investments .........................   $    311,055   $  2,187,542   $     15,001   $     15,276   $     14,999

Notes receivable
  from participants ...................             --             --             --             --             --

Investment in Trinity Industries, Inc.
  common stock, at fair value .........     23,455,410             --             --             --             --

Investment in Halter Marine Group, Inc.
  common stock, at fair value .........      2,771,188             --             --             --             --

Investment in guaranteed
  investment contracts, at
  contract value ......................             --     37,478,543             --             --             --

Investment in Putnam mutual
  funds, at fair value ................             --             --     21,241,233      6,845,093     22,909,895

Interest receivable ...................          1,243        195,007            259            123            285

Contribution receivable
  from Trinity ........................        681,292      1,406,200        902,855        264,223        981,319

Contribution receivable
  from employees ......................             --             --             --             --             --
                                          ------------   ------------   ------------   ------------   ------------
Plan Equity ...........................     $27,220,18   $ 41,267,292   $ 22,159,348   $  7,124,715   $ 23,906,498
                                          ============   ============   ============   ============   ============






                                          Participant
                                             Loans          Total
                                          ------------   ------------
Cash and short-term
  investments .........................   $     76,521   $  2,620,394

Notes receivable
  from participants ...................      1,266,866      1,266,866

Investment in Trinity Industries, Inc.
  common stock, at fair value .........             --     23,455,410

Investment in Halter Marine Group, Inc.
  common stock, at fair value .........             --      2,771,188

Investment in guaranteed
  investment contracts, at
  contract value ......................             --     37,478,543

Investment in Putnam mutual
  funds, at fair value ................             --     50,996,221

Interest receivable ...................            812        197,729

Contribution receivable
  from Trinity ........................             --      4,235,889

Contribution receivable
  from employees ......................         39,993         39,993
                                          ------------   ------------
Plan Equity ...........................   $  1,384,192   $123,062,233
                                          ============   ============



See accompanying notes to financial statements.

                        Profit Sharing Plan for Employees
               of Trinity Industries, Inc. and Certain Affiliates
             Statement of Financial Condition, With Fund Information
                                 March 31, 1997




                                                                        Putnam Mutual Funds
                                                              ---------------------------------------
                                                Guaranteed                  U. S. Govt.
                                     Stock      Investment      Growth &      Income                    Participant
Assets                              Account       Account       Income         Trust        Voyager       Loans          Total
                                  -----------   -----------   -----------   -----------   -----------   -----------   -----------
Cash and short-term
  investments .................   $     8,651   $   462,966   $     3,315   $     5,149   $     3,309   $    63,433   $   546,823

Notes receivable
  from participants ...........            --            --            --            --            --       959,157       959,157

Investment in Trinity
  common stock, at fair value .    11,707,801            --            --            --            --            --    11,707,801

Investment in guaranteed
  investment contracts, at
  contract value ..............            --    34,629,904            --            --            --            --    34,629,904

Investment in Putnam mutual
  funds, at fair value ........            --            --    12,973,297     5,449,145    12,509,249            --    30,931,691

Interest receivable ...........           465       209,350            90            30           347           641       210,923

Contribution receivable
  from Trinity ................       676,128     1,779,673       758,561       271,819       906,172            --     4,392,353

Contribution receivable
  from employees ..............        98,032       185,647       106,769        29,855       129,569            --       549,872
                                  -----------   -----------   -----------   -----------   -----------   -----------   -----------
Plan Equity ...................   $12,491,077   $37,267,540   $13,842,032   $ 5,755,998   $13,548,646   $ 1,023,231   $83,928,524
                                  ===========   ===========   ===========   ===========   ===========   ===========   ===========





See accompanying notes to financial statements.

                        Profit Sharing Plan for Employees
               of Trinity Industries, Inc. and Certain Affiliates
      Statement of Income and Changes in Plan Equity, With Fund Information
                            Year Ended March 31, 1998





                                                                                       Putnam Mutual Funds
                                                                           -----------------------------------------------
                                                            Guaranteed                       U.S. Govt.
                                             Stock          Investment       Growth &          Income
                                            Account           Account         Income            Trust            Voyager
                                         -------------    -------------    -------------    -------------    -------------
Net investment income:
   Interest ..........................   $      13,478    $   2,357,177    $       3,746    $       1,695    $       4,569
   Dividends .........................         280,127               --        2,294,268          387,367        1,091,255
                                         -------------    -------------    -------------    -------------    -------------
                                               293,605        2,357,177        2,298,014          389,062        1,095,824
Net realized gain(loss)
   on investments ....................         347,060               --          238,425           (4,246)         365,269

Unrealized appreciation (depreciation)
   of investments ....................      12,455,553               --        2,388,560          202,427        5,733,735

Contributions:
   Employee contribution .............       2,761,318        4,682,007        3,178,363          924,506        3,627,687
   Employer contribution .............         681,292        1,406,200          902,855          264,223          981,319
                                         -------------    -------------    -------------    -------------    -------------
                                             3,442,610        6,088,207        4,081,218        1,188,729        4,609,006

Withdrawals, distributions
   and transfers .....................      (1,809,717)      (4,445,632)        (688,901)        (407,255)      (1,445,982)
                                         -------------    -------------    -------------    -------------    -------------
Net increase in Plan
   Equity ............................      14,729,111        3,999,752        8,317,316        1,368,717       10,357,852

Plan Equity:
   Beginning of year .................      12,491,077       37,267,540       13,842,032        5,755,998       13,548,646
                                         -------------    -------------    -------------    -------------    -------------
   End of year .......................   $  27,220,188    $  41,267,292    $  22,159,348    $   7,124,715    $  23,906,498
                                         =============    =============    =============    =============    =============





                                          Participant
                                             Loans            Total
                                         -------------    -------------
Net investment income:
   Interest ..........................   $       5,414    $   2,386,079
   Dividends .........................              --        4,053,017
                                         -------------    -------------
                                                 5,414        6,439,096
Net realized gain(loss)
   on investments ....................              --          946,508

Unrealized appreciation (depreciation)
   of investments ....................          (1,483)      20,778,792

Contributions:
   Employee contribution .............         457,886       15,631,767
   Employer contribution .............              --        4,235,889
                                         -------------    -------------
                                               457,886       19,867,656

Withdrawals, distributions
   and transfers .....................        (100,856)      (8,898,343)
                                         -------------    -------------
Net increase in Plan
   Equity ............................         360,961       39,133,709

Plan Equity:
   Beginning of year .................       1,023,231       83,928,524
                                         -------------    -------------
   End of year .......................   $   1,384,192    $ 123,062,233
                                         =============    =============



See accompanying notes to financial statements.

                        Profit Sharing Plan for Employees
               of Trinity Industries, Inc. and Certain Affiliates
      Statement of Income and Changes in Plan Equity, With Fund Information
                            Year Ended March 31, 1997





                                                                                      Putnam Mutual Funds
                                                                         -------------------------------------------
                                                          Guaranteed                      U.S. Govt.
                                             Stock        Investment       Growth &         Income
                                            Account        Account          Income          Trust           Voyager
                                         ------------    ------------    ------------    ------------    ------------
Net investment income:
   Interest ..........................   $      4,733    $  2,618,472    $      2,184    $    335,753    $      3,032
   Dividends .........................        277,519              --         961,995              --         642,747
                                         ------------    ------------    ------------    ------------    ------------
                                              282,252       2,618,472         964,179         335,753         645,779
Net realized gain(loss)
   on investments ....................         26,352              --          36,728         (29,828)         21,920

Unrealized appreciation (depreciation)
   of investments ....................     (2,325,333)             --         676,370         (32,663)       (928,839)

Contributions:
   Employee contribution .............      2,758,108       5,065,279       2,387,157         953,693       2,751,676
   Employer contribution .............        676,128       1,779,673         758,561         271,819         906,172
                                         ------------    ------------    ------------    ------------    ------------
                                            3,434,236       6,844,952       3,145,718       1,225,512       3,657,848
Withdrawals, distributions
   and transfers .....................     (1,494,617)     (6,515,500)      1,544,735        (190,070)      3,469,873
Halter Marine Group, Inc. ............
   divestiture .......................     (1,556,223)     (7,473,914)     (1,220,040)       (658,137)     (1,383,931)
                                         ------------    ------------    ------------    ------------    ------------
Net increase (decrease) in Plan
   equity ............................     (1,633,333)     (4,525,990)      5,147,690         650,567       5,482,650

Plan equity:
   Beginning of year .................     14,124,410      41,793,530       8,694,342       5,105,431       8,065,996
                                         ------------    ------------    ------------    ------------    ------------
   End of year .......................   $ 12,491,077    $ 37,267,540    $ 13,842,032    $  5,755,998    $ 13,548,646
                                         ============    ============    ============    ============    ============



                                         Participant
                                            Loans           Total
                                         ------------    ------------
Net investment income:
   Interest ..........................   $      7,358    $  2,971,532
   Dividends .........................             --       1,882,261
                                         ------------    ------------
                                                7,358       4,853,793
Net realized gain(loss)
   on investments ....................             --          55,172

Unrealized appreciation (depreciation)
   of investments ....................          1,483      (2,608,982)

Contributions:
   Employee contribution .............        332,111      14,248,024
   Employer contribution .............             --       4,392,353
                                         ------------    ------------
                                              332,111      18,640,377
Withdrawals, distributions
   and transfers .....................       (238,145)     (3,423,724)
Halter Marine Group, Inc. ............
   divestiture .......................             --     (12,292,245)
                                         ------------    ------------
Net increase (decrease) in Plan
   equity ............................        102,807       5,224,391

Plan equity:
   Beginning of year .................        920,424      78,704,133
                                         ------------    ------------
   End of year .......................   $  1,023,231    $ 83,928,524
                                         ============    ============


See accompanying notes to financial statements.

                        Profit Sharing Plan for Employees
               of Trinity Industries, Inc. and Certain Affiliates
      Statement of Income and Changes in Plan Equity, With Fund Information
                            Year Ended March 31, 1996





                                                                                       Putnam Mutual Funds
                                                                         --------------------------------------------
                                                          Guaranteed                     U.S. Govt.
                                             Stock        Investment       Growth &         Income
                                            Account         Account         Income          Trust           Voyager
                                         ------------    ------------    ------------    ------------    ------------
Net investment income:
   Interest ..........................   $      5,982    $  2,405,823    $      2,869    $    293,918    $      2,195
   Dividends .........................        227,852              --         443,358              --         329,350
                                         ------------    ------------    ------------    ------------    ------------
                                              233,834       2,405,823         446,227         293,918         331,545
Net realized gain(loss)
   on investments ....................             --              --          32,305          (7,249)         19,660

Unrealized appreciation (depreciation)
   of investments ....................       (788,303)             --       1,204,205          84,158       1,331,542

Contributions:
   Employee contribution .............      2,772,131       6,118,003       1,996,984       1,087,979       2,027,629
   Employer contribution .............        695,789       1,862,773         570,775         284,627         589,330
                                         ------------    ------------    ------------    ------------    ------------
                                            3,467,920       7,980,776       2,567,759       1,372,606       2,616,959

Withdrawals, distributions
   and transfers .....................       (820,254)     (2,627,389)       (490,579)       (416,335)       (314,666)
                                         ------------    ------------    ------------    ------------    ------------
Net increase in Plan equity ..........      2,093,197       7,759,210       3,759,917       1,327,098       3,985,040

Plan equity:
   Beginning of year .................     12,031,213      34,034,320       4,934,425       3,778,333       4,080,956
                                         ------------    ------------    ------------    ------------    ------------
   End of year .......................   $ 14,124,410    $ 41,793,530    $  8,694,342    $  5,105,431    $  8,065,996
                                         ============    ============    ============    ============    ============





                                          Participant
                                             Loans          Total
                                         ------------    ------------
Net investment income:
   Interest ..........................   $      5,447    $  2,716,234
   Dividends .........................             --       1,000,560
                                         ------------    ------------
                                                5,447       3,716,794
Net realized gain(loss)
   on investments ....................             --          44,716


Unrealized appreciation (depreciation)
   of investments ....................            (44)      1,831,558

Contributions:
   Employee contribution .............        289,602      14,292,328
   Employer contribution .............             --       4,003,294
                                         ------------    ------------
                                              289,602      18,295,622

Withdrawals, distributions
   and transfers .....................       (187,665)     (4,856,888)
                                         ------------    ------------
Net increase in Plan equity ..........        107,340      19,031,802

Plan equity:
   Beginning of year .................        813,084      59,672,331
                                         ------------    ------------
   End of year .......................   $    920,424    $ 78,704,133
                                         ============    ============


See accompanying notes to financial statements.

                        Profit Sharing Plan for Employees
               of Trinity Industries, Inc. and Certain Affiliates
                          Notes to Financial Statements
                                 March 31, 1998


1.  Description of the Plan

    General - The Profit Sharing Plan for Employees of Trinity Industries, Inc. and Certain Affiliates (the "Plan") was adopted by the Board of Directors of Trinity Industries, Inc. (the "Board") on December 11, 1986 and became effective January 1, 1987, for eligible employees of Trinity Industries, Inc. and Certain Affiliates (the "Employer"). The Plan was amended and restated effective April 1, 1994. The Plan is a defined contribution plan designed to comply with the provisions of Title I of the Employee Retirement Income Security Act of 1974 ("ERISA"). The following is a brief description of the Plan. Participants should refer to the Plan document for complete information regarding the Plan. The Plan's fiscal year end is March 31.

    Divestiture - At the close of business on March 31, 1997, Trinity Industries, Inc. completed the divestiture, which commenced on September 26, 1996, of Halter Marine Group, Inc. ("Halter") by distributing the remaining shares of Halter stock to its stockholders in the form of a tax-free distribution. The Plan received .348 shares of Halter common stock for each share of Trinity Common Stock held in the Plan in the form of a tax-free distribution.

    The financial statements for the year ended March 31, 1997 reflect the transfer of participants' assets, who were employed by Halter, out of the Plan.

    Participation - Each employee is eligible to contribute to the Plan on the first day of the calendar quarter on or immediately following his employment date with the Company and must meet the following requirements:

          o Must be classified as a full-time, part-time, or temporary employee of Trinity Industries, Inc.; and

          o Must be in a unit of employees who are designated as eligible to participate in the Plan; and

          o Must not be included in a unit of employees covered by a collective bargaining agreement unless benefits under this Plan were included in an agreement as a result of good faith bargaining.

    Eligible employees automatically become participants and must indicate on the form or forms provided by the Plan Committee ("Committee") whether or not they want to make contributions to the Plan. If they elect to contribute, they will authorize the Employer to make payroll deductions for contributions to the Plan.

    Contributions - For fiscal year 1998 and 1997, each Plan participant agrees to contribute not less than two percent nor more than fourteen percent of their compensation in one percent increments as designated by the participant. A participant's salary reduction may not exceed $10,000, $9,500, and $9,500 per calendar year ended 1998, 1997, and 1996, respectively. A salary reduction and contribution agreement must be entered into by each employee as the employee begins participation in the Plan and may be amended by such employee twice each year.

    Employer matching contributions shall be made if Company earnings are at least sufficient to pay dividends to stockholders ($0.68, $0.68 and $0.68 per share for the years ended March 31, 1998, 1997, and 1996, respectively) but in no event less than $0.33 per share of common stock. If the Employer matching contribution is made, then each participant with at least five years of service, shall receive an amount equal to 50 percent of that portion of such participant's employee contribution up to six percent of such participant's total compensation for the year. If the Employer matching contribution is made, then each participant with at least one but less than five years of service shall receive an amount equal to 25 percent of that portion of such participant's employee contribution up to six percent of such participant's total compensation for the year. Effective April 1, 1998, if the Employer matching contribution is made, then each participant shall receive an amount equal to a percentage of that portion of such participant's employee contribution up to six percent of such participant's total compensation for the year under the following schedule:



                                                            Percentage of
                     Years of service                  Employer Contribution
                     ----------------                  ---------------------
                    1 but less than 2                           25%
                    2 but less than 3                           30%
                    3 but less than 4                           35%
                    4 but less than 5                           40%
                    5 years                                     50%

    Employer contributions are net of forfeitures, as defined. Employer contributions for a given plan year shall be deposited in the Profit Sharing Trust for Employees of Trinity Industries, Inc. and Certain Affiliates (the "Trust Fund") as defined below, no later than the date on which the Employer files its Federal income tax return for such year.

    The Employer and Chase Bank of Texas, NA (the "Trustee"), (formerly Texas Commerce Bank - Dallas), have entered into a Trust Agreement under which the latter acts as Trustee under the Plan.

    In its capacity as Trustee, Chase Bank of Texas, NA invests the employee contributions and Employer contributions in the following investment options (hereafter collectively referred to as the "Trust Fund"):

      (a) Trinity Stock Investment Account ("Stock Account") holds shares of Employer common stock purchased on behalf of the participants and Halter common stock by virtue of the tax-free distribution. Idle cash is invested in interest-bearing accounts until such time as it can be utilized to purchase Employer common stock.

      (b) Guaranteed Investment Contract Account (the "Guaranteed Investment Account") invests in guaranteed investment contracts issued by various insurance companies selected annually by the Committee. At March 31, 1998, the guaranteed investment contracts had guaranteed annual rates of return of 7.33% (GAC 8672), 6.08% (GAC 20254), and 5.66% (GAC 16795).

      At March 31, 1997, the guaranteed investment contracts had guaranteed annual rates of return of 6.08% (GAC 20254), 8.31% (GAC 7614), 5.15% (GAC
      7219), and 7.33% (GAC 8672).

      Participant's accounts invested in the Guaranteed Investment Account earn interest at a rate blended from all of the contracts included in the Guaranteed Investment Account. The account is credited with earnings on the underlying investments and charged for plan withdrawals and administrative expenses charged by the insurance companies. Transfers of participants accounts to and from the Guaranteed Investment Account are not permitted. However, during fiscal year 1997, participants were offered a one-time option to transfer monies out of the Guaranteed Investment Account and into other fund options.

      (c) Putnam Mutual Funds Investment Accounts (the "Putnam Mutual Funds") invests in three mutual funds selected by the Committee. At March 31, 1998 and 1997, the funds are U.S. Government Income Trust, Growth and Income, and Voyager.

    Participants may elect the extent to which assets are invested in the options described above in increments of 10 percent or 25 percent.

    Benefits - Distribution of a participant's account balance is payable upon retirement at or after age 65, total disability, death, or termination of employment. Distribution is equal to the salary reduction contribution and related earnings plus the vested portion of the Employer contribution and related earnings.

    Withdrawal of up to 100 percent of the employee contribution can be made only to meet "immediate and heavy financial needs" (medical care, college tuition, the purchase of a principal residence, or to prevent the foreclosure on a principal residence) as long as the funds are not available for such needs from other sources. No withdrawal can be made against the earnings on the employee contributions or against the Employer contribution and related earnings. These restrictions no longer apply when the participant reaches age 59 1/2.

    Loans for "immediate and heavy financial needs" may be made for a minimum of $1,000 up to a maximum of $50,000, not to exceed 50 percent of the Employee contribution and related earnings and not to exceed 50 percent of the vested portion of the Employer contribution and related earnings. Loans are subject to rules and regulations established by the Committee, as defined in the Plan.

    Vesting - The Employer contribution and related earnings (losses) vest to participants, depending upon the number of years of vesting service, as defined, completed by such participant as follows:



           Years of Service          Percentage Vested
           ----------------          -----------------
           Less than 1                        0
           1 but less than 2                 20
           2 but less than 3                 40
           3 but less than 4                 60
           4 but less than 5                 80
           5 or more                        100

    Participants are 100 percent vested in their Employer contribution and allocated portion of related earnings (losses) upon their attainment of age 65 and are always 100 percent vested in their employee contribution and related earnings (losses) on such contribution.

          Administration of the Plan - The Plan is administered by the Committee, consisting of at least three persons who are appointed by the Board. The members of the Committee serve at the discretion of the Board, and any committee member who is an employee of the Employer shall not receive compensation for his services.

          A separate account is maintained for each participant. The Plan provides that account balances for participants are adjusted periodically as follows:

            (a) Employee contributions are generally allocated on a quarterly basis;

            (b) Participant's share of the Employer contribution shall be allocated to the participant's account as of a date no later than the last day of the Plan year;

            (c) Earnings and appreciation or depreciation in the fair value of investment assets of the Trust Fund for each calendar quarter shall be allocated to the accounts of participants, former participants and beneficiaries who had unpaid balances in their accounts on the last day of such calendar quarter in proportion to the balances in such accounts at the beginning of the calendar quarter.

          Upon request, distributions shall be made no earlier than the later of the last day of the calendar quarter in which entitlement occurs or the date on which the Committee determines the final balances. Distributions from the Stock Account shall be made in cash unless otherwise designated by the participant.

     Income tax status - The Plan has received determination letters from the Internal Revenue Service dated November 4, 1994, September 27, 1996, and April 30, 1997 stating that the Plan, including certain amendments thereto, is a qualified plan under Section 401(a) of the Internal Revenue Code of 1986 (the "Code") and that the Trust is exempt from federal income tax under Section 501(a) of the Code. The Plan has been amended since receiving its determination letter; however, the Committee believes that the Plan is designed and is currently being operated in compliance with applicable requirements of the Code. The Committee is not aware of any course of action or series of events that have occurred that might adversely affect the Plan's qualified status.

    Employee contributions and Employer contributions are not included in the participant's federal taxable income in the year such contributions are made. A participant shall not be subject to federal income taxes with respect to participation in the Plan until the amounts are withdrawn or distributed.

    Amendment or termination of the Plan - The Employer may amend the Plan at any time. However, no amendment, unless made to secure approval of the Internal Revenue Service or other governmental agency, may operate retroactively to reduce or divest the then vested interest in the Plan of any participant, former participant or beneficiary, or to reduce or divest any benefit payable under the Plan unless all participants, former participants and beneficiaries then having vested interests or benefit payments affected thereby consent to such amendment.

    The Employer may terminate the Plan at any time. Upon complete or partial termination, the accounts of all participants affected thereby shall become 100 percent vested, and the Committee shall direct the Trustee to distribute the assets in the Trust Fund, after receipt of any required approval by the Internal Revenue Service and payment of any expenses properly chargeable thereto, to participants, former participants, and beneficiaries in proportion to their respective account balances.

2.  Significant Accounting Policies & Events

    Investments and investment income - Cash and cash equivalents are valued at cost which approximates fair value. Investments in the common stock of the Employer and Halter are valued at their quoted market price. Investment in the Putnam Mutual Funds are valued at the quoted market prices which represent the net asset value of shares held by the Plan at year end. The Plan is in compliance with AICPA Statement of Position 94-4, "Reporting of investment contracts held by health and welfare benefit plans and defined contribution pension plans," with fair value approximating the recorded contract value for the guaranteed investment contracts.

    Security transactions are recorded on a trade date basis. The statements of income and changes in Plan equity include net unrealized appreciation or depreciation in fair value on investments. The Plan's financial statements are prepared on an accrual basis.

    Realized gains and losses - Realized gains and losses have been calculated using historical cost (first in, first out).

    Use of estimates in the preparation of financial statements - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts in the financial statements and accompanying notes. Actual results could differ from those estimates.

3.  Investments
    Investments are as follows:




                                March 31, 1998               March 31, 1997
                        ---------------------------    ---------------------------
                            Cost        Fair value        Cost         Fair value
                        ------------   ------------    ------------   ------------
Trinity Industries,
 Inc. common
 stock                  $  9,856,316   $ 23,455,410*   $ 11,220,350   $ 11,707,801*

Halter Marine
 Group, Inc.
 common stock           $  3,427,278   $  2,771,188              --             --


Guaranteed investment
 contracts
   GAC 20254              16,156,699     16,156,699*     15,230,674     15,230,674*
   GAC 8672                4,167,290      4,167,290       1,000,000      1,000,000
   GAC 16795              17,154,554     17,154,554*             --             --
   GAC 7219                       --             --       4,324,900      4,324,900*
   GAC 7614                       --             --      14,074,330     14,074,330*
                        ------------   ------------    ------------   ------------
                          37,478,543     37,478,543      34,629,904     34,629,904

Putnam mutual funds
  U.S. Govt
    Income Trust           6,825,834      6,845,093*      5,632,314      5,449,145*
  Growth & Income         16,789,885     21,241,233*     10,910,509     12,973,297*
  Voyager                 16,375,982     22,909,895*     11,709,070     12,509,249*
                        ------------   ------------    ------------   ------------
                          39,991,701     50,996,221      28,251,893     30,931,691
Participant loans          1,266,866      1,266,866         957,674        959,157
                        ------------   ------------    ------------   ------------
                        $ 92,020,704   $115,968,228    $ 75,059,821   $ 78,228,553
                        ============   ============    ============   ============


* Investment represents 5 percent or more of the fair value of total assets.

4.  Reconciliation of Financial Statements to the Form 5500

    The following is a reconciliation of Plan equity per the financial statements to the Form 5500:



                                                           March 31
                                                     1998             1997
                                                -------------    -------------

Plan equity per the financial statements        $ 123,062,233    $  83,928,524

Amounts allocated to withdrawing participants      (2,792,574)      (2,030,571)
                                                -------------    -------------
Plan equity per the Form 5500                   $ 120,269,659    $  81,897,953
                                                =============    =============



    The following is a reconciliation of withdrawals, distributions and transfers per the financial statements to the Form 5500:



                                                            Year Ended March 31
                                                                  1998
                                                               -----------
Withdrawals, distributions and transfers
  per the financial statements                                 $ 8,898,343
Amounts allocated to withdrawing participants at
  end of year                                                    2,792,574

Amounts allocated to withdrawing participants at
  beginning of year                                             (2,030,571)
                                                               -----------
Withdrawals, distributions and transfers
  per the Form 5500                                            $ 9,660,346
                                                               ===========


    Amounts allocated to withdrawing participants are recorded on the Form 5500 for withdrawals that have been processed and approved for payment prior to March 31 but not yet paid as of that date.

5.  Unrealized Appreciation (Depreciation) of Investments

    Unrealized appreciation (depreciation) of investments in Trinity and Halter common stock, Putnam mutual funds, and participant loans for the years ended March 31, 1998, 1997, and 1996 were determined as follows:




                                                                      Net
                                  Investments     Investments       increase
                                 at fair value      at cost        (decrease)
                                 -------------    ------------    ------------
March 31, 1998
Trinity common stock
     March 31, 1998              $ 23,455,410    $  9,856,316    $ 13,599,094
     March 31, 1997                11,707,801      11,220,350         487,451
                                 ------------    ------------    ------------
                                   11,747,609      (1,364,034)     13,111,643

Halter common stock
     March 31, 1998              $  2,771,188    $  3,427,278    $   (656,090)
     March 31, 1997                        --              --              --
                                 ------------    ------------    ------------
                                    2,771,188       3,427,278        (656,090)

Putnam mutual funds
     March 31, 1998                50,996,221      39,991,701      11,004,520
     March 31, 1997                30,931,691      28,251,893       2,679,798
                                 ------------    ------------    ------------
                                   20,064,530      11,739,808       8,324,722

Participant loans
     March 31, 1998                 1,266,866       1,266,866              --
     March 31, 1997                   959,157         957,674           1,483
                                 ------------    ------------    ------------
                                      307,709         309,192          (1,483)
                                                                 ------------
Unrealized appreciation
 of investments                                                  $ 20,778,792
                                                                 ============


March 31, 1997
Trinity common stock
     March 31, 1997       $ 11,707,801    $ 11,220,350    $    487,451
     March 31, 1996         13,156,629      10,343,846       2,812,783
                          ------------    ------------    ------------
                            (1,448,828)        876,504      (2,325,332)
Putnam mutual funds
         March 31, 1997     30,931,691      28,251,893       2,679,798
     March 31, 1996         19,569,446      16,604,515       2,964,931
                          ------------    ------------    ------------
                            11,362,245      11,647,378        (285,133)
Participant loans
         March 31, 1997        959,157         957,674           1,483
     March 31, 1996            863,724         863,724              --
                          ------------    ------------    ------------
                                95,433          93,950           1,483
                                                          ------------
Unrealized depreciation
 of investments                                           $ (2,608,982)
                                                          ============

March 31, 1996
Trinity common stock
     March 31, 1996       $ 13,156,629    $ 10,343,846    $  2,812,783
     March 31, 1995         11,192,467       7,591,381       3,601,086
                          ------------    ------------    ------------
                             1,964,162       2,752,465        (788,303)
Putnam mutual funds
     March 31, 1996         19,569,446      16,604,515       2,964,931
     March 31, 1995         11,245,201      10,900,175         345,026
                          ------------    ------------    ------------
                             8,324,245       5,704,340       2,619,905
Participant loans
     March 31, 1996            863,724         864,088            (364)
     March 31, 1995            768,096         768,416            (320)
                          ------------    ------------    ------------
                                95,628          95,672             (44)
Unrealized appreciation
     of investments                                       $  1,831,558
                                                          ============

6.  Expenses

    The expenses incurred by the Trustee in the performance of its duties, including the Trustee's compensation and the services of the recordkeeper, shall be paid by the Plan unless paid by the Employer. The Employer paid $526,177, $187,993, and $300,751 for recordkeeping and trustee fees on behalf of the Plan for the fiscal years ended March 31, 1998, 1997, and 1996, respectively.


7.  Year 2000 (unaudited)

    The Employer has developed a plan to modify its internal information technology to be ready for the year 2000 and has begun converting critical data processing systems. The project also includes determining whether third party service providers have reasonable plans in place to become year 2000 compliant. The Employer currently expects the project to be substantially complete by early 1999. The Employer does not expect this project to have a significant effect on plan operations.

                                Index to Exhibits



         Number                   Title                     Page
         ------       ---------------------------------     ----
           23         Consent of independent auditors         23

         Line-27 a    Schedule of Assets Held for
                         Investment Purposes                24-25

         Line-27 d    Schedule of Reportable
                         Transactions                         26

                                                                      Exhibit 23



               Consent of Ernst & Young LLP, Independent Auditors


    We consent to the incorporation by reference in Post Effective Amendment No. 1 to the Registration Statement (Form S-8, File No. 33-10937), pertaining to the Profit Sharing Plan for Employees of Trinity Industries, Inc. and Certain Affiliates and in the related Prospectus of our report dated June 12, 1998, with respect to the financial statements and supplemental schedules of the Profit Sharing Plan for Employees of Trinity Industries, Inc. and Certain Affiliates included in this Annual Report (Form 11-K) for the year ended March 31, 1998.




                                                              ERNST & YOUNG LLP
Dallas, Texas
June 24, 1998

                        Profit Sharing Plan for Employees
               of Trinity Industries, Inc. And Certain Affiliates
                 Line 27 a - Assets Held for Investment Purposes
                                 March 31, 1998



                             Description
                                 of                                Current
     Identity                 Investment              Cost         value
------------------------    ------------          ------------   -----------
Chase Bank of Texas*         short-term
                             money market          $ 2,631,469   $ 2,631,469

Trinity Industries, Inc.*    common stock;           9,856,316    23,455,410
                             426,462 shares

Halter Marine Group, Inc.    common stock;           3,427,278     2,771,188
                             174,563 shares

John Hancock Mutual Life     guaranteed investment
                             contract; GAC 8672;
                             7.33%                   4,167,290     4,167,290

Travelers                    guaranteed investment
                             contract; GAC 16795;
                             5.66%                  17,154,554    17,154,554

Metropolitan Life Ins Co.    guaranteed investment
                             contract; GAC 20254;
                             6.08%                  16,156,699    16,156,699
                                                    ----------    ----------
                                                    37,478,543    37,478,543

Putnam
                         U. S. Govt. Income
                         Trust; mutual fund;
                         594,704 shares             6,825,834      6,845,093

                         Growth & Income;
                         mutual fund;
                         1,308,932 shares          16,789,885     21,241,233

                         Voyager;
                         mutual fund;
                         1,409,471 shares          16,375,982     22,909,895
                                                  -----------   ------------
                                                   39,991,701     50,996,221

Participants*            Loans with an
                         interest rate
                         of 10.5%                          --      1,266,866
                                                  -----------   ------------
                                                  $93,385,307   $118,599,697

* Party-in-interest

                        Profit Sharing Plan for Employees
               of Trinity Industries, Inc. and Certain Affiliates
                       Line 27 d - Reportable Transactions
                            Year Ended March 31, 1998




    (a)          (b)          (c)         (d)          (g)           (h)          (i)
                                                                   Current
                                                                  Value of
Identity of                 Purchase     Selling      Cost of      Asset on     Net Gain
Party Involved  Asset        Price        Price        Asset      Trans. Date   or (Loss)
--------------  -----      ----------   -----------  -----------  -----------   ---------
Category (i)-Individual transactions in excess of 5% of Plan Assets
Travelers       GAC 16795   17,000,000           --   17,000,000   17,000,000        --

John Hancock
 Mutual Life    GAC 7219            --    4,491,668    4,491,668    4,491,668        --

John Hancock
 Mutual Life    GAC 7614            --   14,946,788   14,946,788   14,946,788        --

Category (iii)-Series of securities transactions
    in excess of 5% of Plan Assets
Travelers       GAC 16795   17,154,554           --   17,154,554   17,154,554        --

John Hancock
 Mutual Life    GAC 7219       166,769           --      166,769      166,769        --
                                    --    4,491,668    4,491,668    4,491,668        --
John Hancock
 Mutual Life    GAC 7614       872,458           --      872,458      872,458        --
                                    --   14,946,788   14,946,788   14,946,788        --
Putnam Investments,
 Inc.           Growth &
                  Income     6,685,599           --    6,685,599    6,685,599        --
                                    --    1,044,648      806,223    1,044,648   238,425

                Voyager      5,957,087           --    5,957,087    5,957,087        --
                                    --    1,655,444    1,290,175    1,655,444   365,269
Chase Bank of Texas*
    Short-term
    Money market            28,254,162           --   28,254,162   28,254,162        --
                                    --   26,169,516   26,169,516   26,169,516        --

There were no category (ii) or (iv) reportable transactions.
Columns (e) and (f) are not applicable.

* Party-in-interest

                                       26